Exhibit 99.1

BTU International Reports Fourth Quarter and Fiscal Year 2006 Results

          2006 - Net Income Doubles - Sales up by 18 Percent


    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--Feb. 20, 2007--BTU International, Inc. (Nasdaq NM: BTUI), a leading supplier of advanced thermal processing equipment for the electronics manufacturing and alternative energy generation markets, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2006.

    Net sales for the year 2006 increased to $78.3 million, up 18 percent compared to $66.4 million for the year 2005. Net income for 2006 was up 100 percent at $9.2 million, or $0.98 per diluted share, compared to a net income of $4.6 million, or $0.60 per share for 2005.

    Fourth quarter net sales were $16.6 million, down 9 percent compared to $18.3 million in the preceding quarter, and down 14 percent compared to $19.3 million for the same quarter a year ago. Net income for the fourth quarter of 2006 was $1.0 million, or $0.11 per diluted share, compared to a net income of $2.3 million, or $0.25 per diluted share, in the preceding quarter, and compared to a net income of $2.1 million, or $0.25 per diluted share, in the fourth quarter of 2005.

    Commenting on the Company's performance, Paul J. van der Wansem, Chairman and CEO, said, "In the first half of 2006 our business in equipment for electronics assembly was very strong, however, this was followed by a persistent slowdown in the second half. The alternative energy business was up, driven by a substantial increase in the solar energy segment. Overall, we are pleased with the significant progress made and the Company's ability to leverage its business model - improving product margins, increasing investment in new product development and continuing on a profitable course despite the recent downturn."

    Outlook

    "Based upon our current knowledge, we expect the business level and results for the first quarter of 2007 to be similar with those of the last quarter of 2006," said Van der Wansem. "Industry forecasts indicate further growth in the demand for electronics, which is likely to drive an improvement in future orders for capital equipment for semi-packaging and PC board assembly applications. In addition we are focusing on the solar and nuclear energy markets as significant growth opportunities for 2007 and beyond. The Company anticipates doubling its alternative energy business this year."

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the first quarter of 2007, in a conference call to be held today, February 20, at 5:00 p.m. Eastern Time. A webcast of the conference call will be available on BTU's Web site at www.btu.com or at www.streetevents.com. Replays of the call will be available through March 9, 2007, and can be accessed at these Web sites or by phone at
(888) 203-1112, pass code 4434574.

    About BTU International

    BTU International is a leading supplier of advanced thermal processing equipment for the electronics manufacturing and alternative energy generation markets. BTU manufactures solder reflow furnaces for printed circuit board assembly as well as for semiconductor packaging. BTU also provides thermal process equipment for the solar cell, fuel cell and nuclear fuel industries. BTU, with headquarters in North Billerica, MA, operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This news release contains express or implied forward-looking statements regarding, among other things, (i) the Company's expectation that results in the first quarter will be similar to results in the preceding quarter, (ii) the Company's expectation for business in the electronics manufacturing market and alternative energy generation market, and (iii) the Company's expectation for continuing profitability. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the Company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2006. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of February 20, 2007, and, unless otherwise required by law, the Company disclaims any obligation to revise or update this information in order to reflect future events or developments.


                       BTU INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data)

                         Three Months Ended      Twelve Months Ended
                       ----------------------- -----------------------
                        December    December    December    December
                         31, 2006    31, 2005    31, 2006    31, 2005
                       ----------- ----------- ----------- -----------

Net sales              $   16,563  $   19,267  $   78,289  $   66,407
Costs of goods sold         9,507      12,201      46,554      42,575
                       ----------- ----------- ----------- -----------

  Gross profit              7,056       7,066      31,735      23,832

Operating expenses:
   Selling, general
    and administrative      4,406       4,055      17,139      15,343
   Research,
    development and
    engineering             1,506         674       5,065       3,206

Operating income            1,144       2,337       9,531       5,283
Interest income               244           1         667           3
Interest expense             (173)       (146)       (562)       (566)
Other income, net            (176)          -        (225)          -
                       ----------- ----------- ----------- -----------

Income before
 provision for income
 taxes                      1,039       2,192       9,411       4,720

Provision for income
 taxes                        (21)       (101)       (189)       (101)
                       ----------- ----------- ----------- -----------

Net income             $    1,018  $    2,091  $    9,222  $    4,619
                       =========== =========== =========== ===========

Income per share:
   Basic               $     0.11  $     0.27  $     1.01  $     0.62
   Diluted             $     0.11  $     0.25  $     0.98  $     0.60

Weighted average
 number of shares
 outstanding:
   Basic shares         9,177,977   7,849,093   9,120,708   7,421,146
   Effect of dilutive
    options               250,551     429,858     319,341     251,171
                       ----------- ----------- ----------- -----------

   Diluted shares       9,428,528   8,278,951   9,440,049   7,672,317
                       =========== =========== =========== ===========


                       BTU INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)


                                                     December December
                                                        31,      31,
Assets                                                  2006     2005
                                                     -------- --------

Current assets
   Cash and cash equivalents                         $25,100  $15,460
   Accounts receivable                                16,149   16,519
   Inventories                                        17,357   13,933
   Other current assets                                  528      489
                                                     -------- --------

      Total current assets                            59,134   46,401
                                                     -------- --------

Property, plant and equipment, net                     4,156    2,343

Other assets, net                                      2,397      161
                                                     -------- --------

          Total assets                               $65,687  $48,905
                                                     ======== ========

Liabilities and stockholders' equity

Current liabilities
   Current portion of long-term debt                 $   268  $   183
   Trade accounts payable                              5,023    6,069
   Other current liabilities                           5,029    4,781
                                                     -------- --------

      Total current liabilities                       10,320   11,033

Long-term debt, less current portion                   9,552    5,106

Long-term deferred compensation                          283      283

Long-term liabilities                                    600        -
                                                     -------- --------

          Total liabilities                           20,755   16,422
                                                     -------- --------

      Total stockholders' equity                      44,932   32,483
                                                     -------- --------

          Total liabilities and stockholders' equity $65,687  $48,905
                                                     ======== ========

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
             Vice President, CAO
             or
             Agency Contact:
             IR Counsel
             For BTU International
             Bill Monigle, 941-497-1622